SIXTH AMENDMENT TO

CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (“this Amendment”) is dated as of June 11, 2007 (the “Effective Date”), by and among BOOKS-A-MILLION, INC., a Delaware corporation (“BAM”), and its wholly-owned subsidiaries AMERICAN WHOLESALE BOOK COMPANY, INC., an Alabama corporation (“AWBC”) and AMERICAN INTERNET SERVICE, INC., an Alabama corporation (“AIS”) and the wholly-owned subsidiaries of AIS, booksamillion.com, inc., an Alabama corporation (“bam.com”), NETCENTRAL, INC., a Tennessee corporation (“NI”), and FAITHPOINT, INC. an Alabama corporation (“FaithPoint”); BAM, AWBC, AIS, bam.com, NI and FaithPoint are sometimes together referred to as the “Initial Participating Entities”; the Initial Participating Entities, together with all Persons that hereafter become Participating Entities, being hereafter sometimes together referred to as the “Borrowers”), BANK OF AMERICA, N.A., a national banking association (“BofA”), and the various lenders identified on the signature pages hereto (collectively, the “Lenders”); and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (the “Agent”).

Recitals

A.           The Borrowers, the Lenders and the Agent have previously entered into that certain Credit Agreement dated as of July 1, 2002 (together with any and all amendments thereto, including, but not limited to (i) that certain First Amendment to Credit Agreement dated as of June 14, 2004, (ii) that certain Second Amendment to Credit Agreement dated as of June 20, 2005, (iii) that certain Third Amendment to Credit Agreement dated as of June 30, 2006, (iv) that certain Fourth Amendment to Credit Agreement dated as of August 3, 2006, and (v) that certain Fifth Amendment to Credit Agreement dated as of September 6, 2006, the “Credit Agreement”). Capitalized terms not otherwise herein defined shall have the meanings given them in the Credit Agreement.

B.           The Borrowers, the Lenders and the Agent now desire to modify the limit on unsecured indebtedness allowed by the Credit Agreement and to make the other changes set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers, the Lenders and the Agent hereby agree as follows, with such agreements to become effective as of the Effective Date:

1.            Recitals. The recitals hereinabove are hereby incorporated by this reference as if fully set forth herein.

2.            Rules of Construction. This Amendment is subject to the rules of construction set forth in Section 1.2 of the Credit Agreement.

3.            Representations and Warranties of Borrowers. The Borrowers represent and warrant to the Lenders and the Agent as follows:

(a)          Representations and Warranties in Credit Documents. All of the representations and warranties set forth in the Credit Documents are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)          No Default. As of the Effective Date, the Borrowers are in compliance in all material respects with all the terms and provisions set forth in the Credit Documents on their part to be observed or performed, and, no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

(c)          Organizational Documents. The articles of incorporation and bylaws of the Borrowers have not been modified or amended since July 1, 2002.

4.            Amendments to Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a)          Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms therein in alphabetical order:

“Maximum Distribution Amount” means an amount determined as of any date after February 3, 2007 equal to (i) $80,000,000.00 minus (ii) all Restricted Payments permitted hereunder made after February 3, 2007 and (iii) either (a) plus 50% of Consolidated Net Income (if positive) for each fiscal quarter (beginning with the next fiscal quarter ending after February 3, 2007 and each fiscal quarter thereafter) or (b) minus 50% of Consolidated Net Income (if negative) for each fiscal quarter (beginning with the next fiscal quarter ending after February 3, 2007 and each fiscal quarter thereafter).

“Restricted Payments” means any acquisition by BAM of outstanding capital stock of BAM to be held on its books as treasury stock, any declaration and payment of any dividends or making of any distributions upon any of its stock (other than dividends and distributions payable only in shares of its stock) or any direct or indirect application of any of its assets to the redemption, retirement, purchase or other acquisition of its stock, or any combination of the foregoing and shall include normal and customary related transaction fees, commissions and other expenses incurred in connection with such purchases or distributions.

(b)          Section 5.8.3 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

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5.8.3      Minimum Shareholders’ Equity and Restricted Payments Covenants.

(a)          Shareholders’ Equity for the Consolidated Entities on a consolidated basis shall not be on any date after February 3, 2007 less than an amount equal to the difference between: (i) the sum of (A) $141,000,000.00 plus (B) 100% of Consolidated Net Income (if positive and with no reduction if negative), for each fiscal quarter (beginning with the next fiscal quarter ending after February 3, 2007 and each fiscal quarter thereafter) plus (C) 100% of any equity issuance occurring after February 3, 2007; minus (ii) the total of Restricted Payments made after February 3, 2007.

(b)          No Borrower shall purchase its own stock and BAM shall not make any Restricted Payments; provided, however, BAM may from time to time (i) pay cash dividends (either ordinary or special) to its shareholders or (ii) acquire outstanding capital stock of BAM to be held on its books as treasury stock, as long as, in connection with each such payment of a dividend or the acquisition of treasury stock, (A) no Event of Default or Unmatured Default exists before or immediately after giving effect to such Restricted Payment and (B) the amount of such Restricted Payment is equal to or less than the Maximum Distribution Amount determined immediately prior to giving effect to such Restricted Payment.

5.            Credit Documents to Remain in Effect. Except as expressly amended herein, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

6.            No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor release any party from liability for any of the Loans, nor affect any of the rights, powers or remedies of the Lenders under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

7.  References in Credit Documents. Effective as of the Effective Date, all references in the Credit Documents to the “Credit Agreement” shall refer to the Credit Agreement as amended by this Amendment and as the Credit Agreement may be further amended from time to time.

8.            Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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9.            Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

10.          Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

11.          Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.          Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

13.          Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it is a part thereof for all purposes.

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IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have caused this Amendment to be executed and delivered by their duly authorized representatives on the dates set forth below their signature, to be effective as of the Effective Date.

BOOKS-A-MILLION, INC.

By: /s/ Douglas G. Markham

Its: CFO

Dated:	June 11, 2007

NETCENTRAL, INC.

By: /s/ Douglas G. Markham

Its: CFO

Dated:	June 11, 2007

AMERICAN INTERNET SERVICE, INC.

By: /s/ Douglas G. Markham

Its: CFO

Dated:	June 11, 2007

AMERICAN WHOLESALE BOOK COMPANY, INC.

By: /s/ Douglas G. Markham

Its: CFO

Dated:	June 11, 2007

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booksamillion.com, inc.

By: /s/ Douglas G. Markham

Its: CFO

Dated:	June 11, 2007

FAITHPOINT, INC.

By: /s/ Douglas G. Markham

Its: CFO

Dated:	June 11, 2007

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BANK OF AMERICA, N.A., as Agent

By: /s/David B. Jackson

Its: VP

Dated:	June 11, 2007

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BANK OF AMERICA, N.A., as a Lender

By: /s/David B. Jackson

Its: VP

Dated:	June 11, 2007

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REGIONS BANK, as a Lender

By: /s/David Simmons

Its: VP

Dated:	June 11, 2007

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SUNTRUST BANK, as a Lender

By: /s/Don Besch

Its: VP

Dated:	June 11, 2007

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WACHOVIA BANK, N.A., as a Lender

By: /s/Austin Davis

Its: VP

Dated:	June 11, 2007

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WELLS FARGO BANK, N.A., as a Lender

By: /s/Randy Rupp

Its: VP

Dated:	June 11, 2007

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